                                                                   EXHIBIT 10.11

                           JOINT MARKETING AGREEMENT

     THIS JOINT MARKETING AGREEMENT ("Agreement") is dated this 10th day of September, 1999 ("Effective Date") and is by and between Cahners Business Information, a division of Reed Elsevier Inc., a Massachusetts corporation ("Cahners"), and PartMiner, Inc., a New York corporation (the "Company").

     WHEREAS, Cahners is publisher of certain online and print publications which Cahners makes available to customers on a subscription or access basis; and

     WHEREAS, the Company has developed a component sourcing software application known as PartMiner, and is engaged in building e-commerce marketplaces; and

     WHEREAS, Cahners and the Company desire to create interfaces to each other's products for marketing purposes, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants and agreements hereinafter set forth, the sufficiency of which is mutually acknowledged, Cahners and the Company hereby agree as follows:

1.   Definitions.  When used in this Agreement, the following terms shall have
     -----------
     the meanings indicated below:

     1.1 "Aggregated E-Commerce Web Site" shall mean a web site that is accessible to the general public (with or without a registration fee) which aggregates pricing and availability data for electronic components from multiple distributors for the sale of such electronic components on or at such web site.

     1.2 "Cahners Content" shall mean the Cahners' proprietary content generally described in Exhibit A to this Agreement, containing
                                 ---------
          information regarding electronic components, including any updates of such content, as the same may be modified from time to time by Cahners in its sole discretion.

     1.3 "Cahners Publications" shall mean the properties (both print and electronic) owned by Cahners described on Exhibit B attached hereto.
                                                    ---------

     1.4 "e-inSITE" shall mean the Cahners' online network of web sites and related publications accessible through the URL www.e-insite.net and
                                                          ----------------
          indicated in section 1 of Exhibit B attached hereto.
                                    ---------

     1.5 "PartMiner" shall mean the Company's proprietary software application interface and web site, and any updates, enhancements, derivatives, or new versions thereof, and any software applications and interfaces which the

          Company acquires, generates, creates or otherwise develops to facilitate e-commerce for the electronic components market.

     1.6 The Cahners Publications, e-inSITE and PartMiner may be collectively referred to hereinafter as the "Products".

2.   Development and Support.  Within thirty (30) days of the Effective Date,
     -----------------------
     each of the parties will use their commercially best efforts to jointly develop an implementation plan for establishing the interface between e-inSITE and PartMiner (the "Plan").

     2.1  The Plan will be in the form set forth in the attached Exhibit C, and
                                                                 ---------
          will be expanded to include product release schedules for functionality, integration strategy, and allocation of resources for development and support, and milestone dates for completion of, among other things, the following tasks:

          2.1.1 The establishment by the Company of a custom link to e-inSITE from PartMiner through Cahners' Internet interface. The Company will, at its sole expense, use commercially reasonable efforts to develop the software, applications, and interfaces with respect to PartMiner necessary to link e-inSITE with PartMiner; provided that, the Company will not be responsible for
                 --------
                 developing the interface with respect to e-inSITE necessary to allow PartMiner to link with e-inSITE; and

          2.1.2 The development by Cahners of an interface with respect to e-inSITE that will allow PartMiner to link with e-inSITE. Cahners will, at its sole expense, use commercially reasonable efforts to develop the software, applications and interfaces needed to link e-inSITE with PartMiner; provided that, Cahners will not
                                               -------- ----
                 be responsible for developing the interface with respect to PartMiner necessary to allow e-inSITE to link with PartMiner.

     2.2 Except as otherwise agreed to by the parties or with respect to links established under Section 2.1 above (which links will not allow access to IHS data other than in the same manner that any other registered user of PartMiner accesses such data), the parties agree that any such links from the Cahners website to the PartMiner website will be established in accordance with the following terms and conditions:

          2.2.1 Articles from Cahners publications appearing on e-inSITE that provide product reviews on specific electronic components shall, to the extent practicable, include in such reviews on e-inSITE a hyperlink to PartMiner.

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          2.2.2  Each web page in which such articles appear will reference a caption at a location that need not be at such hyperlinks that reads substantially as follows: "click here to order product or to access PartMiner for product pricing and availability information, including technical information provided by IQXpert." The hyperlink will further identify PartMiner and IQXpert in such a manner as shall be approved by the Company, such approval not to be unreasonably withheld or delayed.

          2.2.3 An e-inSITE user that has accessed the product review on e-inSITE may click on the hyperlink and be transported to PartMiner.

          2.2.4 The Company will verify whether or not the e-inSITE user transported from e-inSITE is a registered PartMiner user.

          2.2.5 If the e-inSITE user is not a registered PartMiner user, PartMiner will display a registration page.

          2.2.6 After the e-inSITE user completes the registration process or the Company verifies that the e-inSITE user is a registered PartMiner user, such user may click on a hyperlink to the page generally described below in Section 2.2.7, which page will be identical to the page where any registered PartMiner user conducting a general part number search from the PartMiner home page would arrive.

          2.2.7 Following completion of the registration process or verification by the Company that the e-inSITE user is a registered PartMiner user, PartMiner will display a page that allows the user to click an icon to enter an RFQ for purchase of the reviewed product or click an icon to view the specific datasheet for the single reviewed product.

          2.2.8  The user will not be permitted to view multiple datasheets.

          2.2.9 After the user has entered an RFQ for the reviewed product or viewed the datasheet for the reviewed product, the user shall be able to "click" to access other resources on the PartMiner site or hyperlink back to e-inSITE. Cahners will not incorporate features into e-inSITE that substantially enhance or are otherwise specific to the use of PartMiner by e-inSITE users, other than the features described in this Section 2.2 or established pursuant to Section 2.1 above that will permit such e-inSITE user that has linked to PartMiner to purchase the product or view the specific datasheet for the electronic component reviewed in the article on e-inSITE that contains the link.

     2.3 Certain data, including but not limited to product datasheets, contained on PartMiner is licensed by the Company from Information Handling Services, Inc. and/or its affiliates ("IHS"). The terms set forth in Section 2.2 above provide the only basis on which Cahners may provide or facilitate access to any data of IHS. Cahners agrees that

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any advertising, marketing, promotional or other materials, as well as any references on its website, that refer to the link to any data of IHS will be subject to the prior written approval of the Company, such approval not to be unreasonably withheld or delayed.

     2.4 Cahners shall use commercially reasonable efforts to provide the Company with a list of part numbers for all electronic components included in the product reviews referred to in Section 2.2.1 above, prior to the publication of such articles. The Company shall have the right to provide IHS on a regular basis with such list of part numbers for use by IHS in identifying additional parts for inclusion in its databases.

     2.5 To the extent that any approvals of the Company under this Section 2 relate to IHS or any products owned by IHS, the parties acknowledge that the Company will need to obtain IHS' approval. The Company will use commercially reasonable efforts to obtain such approvals as promptly as possible.

3.   Sales and Marketing.
     -------------------

     3.1 Cahners shall prominently promote and identify the Company as e-inSITE's e-commerce business partner for electronic components to the EOEM market in the Cahners Publications. Subject to the agreement of the parties, Cahners shall have the right to determine the frequency and placement of such promotional materials. Notwithstanding the foregoing, such promotion shall include, without limitation, the following: (i) PartMiner shall be identified on all appropriate e-inSITE advertisements in which e-inSITE's network partners are identified; and (ii) an introductory advertisement shall be included in appropriate e-inSITE publications introducing the Company as a partner of Cahners, including, without limitation, in EDN, Electronic Business, ECN and Electronic News. The Company shall prominently promote and identify Cahners as PartMiner's e-commerce business partner for electronic components to the EOEM market on PartMiner and in any advertisements for PartMiner in which its network partners are identified.

     3.2 The Company agrees that Cahners shall be the Company's exclusive advertising agent to electronic component distributors and manufacturers for the sale of advertising on PartMiner; provided that, Cahners meets or exceeds the annual performance targets set forth on Exhibit D attached hereto. In the event Cahners does not meet or
          ---------
          exceed the targets set forth on Exhibit D attached hereto, Cahners'
                                          ---------
          appointment as advertising agent for PartMiner will become non-exclusive. Cahners shall be entitled to a representation fee of twenty percent (20%) of all advertising sold by Cahners on behalf of the Company. All advertising sold by Cahners on behalf of the Company shall be subject to the approval of the Company, which approval shall not be unreasonably withheld or delayed. Cahners shall submit a monthly invoice for such representation fees to the Company accompanied by a statement prepared by Cahners identifying

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          the advertisements for which the fees are being paid and the computation of such fees. The Company shall pay such invoices within thirty (30) days of receipt. The obligation of the Company to pay the foregoing fees shall survive termination of this Agreement for all advertisements sold by Cahners during the term of this Agreement.

     3.3 The Company shall purchase a minimum of $500,000 in advertising from Cahners for each twelve (12) month period during the term of this Agreement commencing on the date of this Agreement ("Ad Minimum"). The Company will consider an increase in this Ad Minimum in the event that an increase in the Company's aggregated advertising/marketing budget as of the date of this Agreement is approved by the Board of Directors during the term of this Agreement. Cahners shall charge the Company for such advertising at the rates set forth on Exhibit E
                                                                 ---------
          attached hereto.

     3.4 The parties shall exchange user information collected from registered users of PartMiner and e-inSITE, respectively (the "User Information") (except for users who "opt out" of such lists under a party's privacy policy or any applicable laws); provided, however, such User
                                          --------  -------
          Information will not include the e-mail addresses of any registered user of either PartMiner or e-inSITE. The User Information provided to Cahners will be branded as PartMiner or Company information and will include aggregated purchasing pattern information, specifically including aggregated data related to (i) products purchased, (ii) the top 100 part numbers searched, (iii) page views, and (iv) user sessions. This User Information will be restricted to the parties and will not be distributed, disclosed or otherwise provided to any third party, except that Cahners will be permitted to use this information to develop editorial content for the Cahners Publications, provided that, such content does not contain any user-identifying information. Notwithstanding the foregoing, on a quarterly basis, each party will allow the other party to send one promotional e-mail to the other party's complete registered user list (except for users who "opt out" of such lists under a party's privacy policy or any applicable laws). Such promotional e-mail shall be subject to the approval of the other party, which approval shall not be unreasonably withheld or delayed.

     3.5 During the term of this Agreement, Cahners will have a right of first refusal to make a development proposal with respect to any commercial data products to be developed from information or data of the Company which are intended to be sold or licensed to third parties. The parties will negotiate in good faith on a product-by-product basis a mutually acceptable compensation arrangement with respect to the development of such commercial data products. If the parties cannot agree on a mutually acceptable compensation arrangement within sixty
          (60) days from commencement of such negotiations, then the Company may offer the development rights to a third party at a price, which for purposes of this

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          section would include royalty payments, no more favorable than the price offered to Cahners.

     3.6 The Company and Cahners will jointly develop marketing announcements as follows:

          3.6.1 The parties will issue a mutually acceptable joint press release within fifteen (15) business days of the Effective Date announcing that they have entered into a joint marketing agreement, which, among other things, provides for the integration of certain products of Cahners and the Company; and

          3.6.2 Unless otherwise agreed to by the parties, the parties will issue a joint capability statement within sixty (60) days of the Effective Date announcing the functionality of the links between PartMiner and e-inSITE.

     3.7 Each of the Company and Cahners will consider (but will not be obligated to) allowing the other party to participate in its tradeshow booth in at least three (3) tradeshows per year, including, but not limited to, the Design Automation Conference, the Wescon Show, and the Embedded Systems West Show.

     3.8 The Parties will work together in good faith to identify and create new content opportunities (e.g., real-time indices of part demand and consumption) to be used in the Products with appropriate editorials or other textual description.

     3.9 The Company will be responsible for and shall bear the expense of producing marketing materials for its use in connection with its relationship with Cahners. Cahners will select and provide Cahners materials for inclusion in the Company's marketing material at no cost to the Company.

     3.10 Neither party may disseminate or make available to third parties any marketing materials, brochures, pamphlets, flyers, users' manuals, "splash screens," or websites offering any of the other party's Products (including without limitation materials offering both parties' Products) without the prior written approval of the other party. The party which proposes to disseminate or make available any such material shall give notice of such desire to the other party and provide copies of the materials such party proposes to disseminate. If the non-disseminating party fails to respond to the disseminating party within five (5) business days of receiving such notice and materials, the non-disseminating party shall be deemed to consent to such dissemination. Any reproduction of Cahners' or the Company's trademarks, logos, symbols and other identifying marks must be true reproductions. Neither party shall remove, make, or permit

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          alterations to any labels or identifying markings placed by the other party on such party's products.

4.   Licenses granted.
     ----------------

     4.1 Cahners hereby grants to the Company a limited, nontransferable, non-exclusive, license to create interfaces to link PartMiner with e-inSITE:

          4.1.1 The Company shall pay Cahners a fee equal to one percent (1%) of the total consolidated revenue received by the Company and its affiliates from purchases of electronic components by customers (i) through PartMiner, or (ii) who have accessed PartMiner at least three (3) times during the calendar quarter in which the customer's purchase was made. The Company will use its best efforts to implement as soon as possible, at the Company's cost and expense, the procedures and technology necessary to identify and compute the fees due to Cahners hereunder.

          4.1.2 The Company agrees that it will make the Cahners Content available only to end-users of PartMiner and will not sell, license or make available to redistributors, online aggregators or other third parties all or any portion of the Cahners Content, e-inSITE or the Cahners Publications, except as otherwise permitted under this Agreement.

          4.1.3 Nothing in this Agreement shall be construed as giving the Company any license or other rights with respect to e-inSITE, the Cahners Content or the Cahners Publications, other than those expressly granted in this Agreement. All rights not expressly granted to the Company under this Agreement are expressly reserved by Cahners.

     4.2 The Company hereby grants Cahners a limited, nontransferable, non-exclusive, royalty-free license to create interfaces to link e-inSITE with PartMiner:

          4.2.1 Cahners agrees that it will not sell, license or make available to third parties all or any portion of PartMiner, except as otherwise permitted under this Agreement.

          4.2.2 Nothing in this Agreement shall be construed as giving Cahners any license or other rights with respect to PartMiner, other than those expressly granted in this Agreement. All rights not expressly granted to Cahners under this Agreement are expressly reserved by the Company.

5.   Restrictions and Responsibilities.
     ---------------------------------

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

     5.1  Cahners Restrictions.  During the term of this Agreement, without the
          --------------------
          prior written approval of the Company, which approval shall not be unreasonably withheld or delayed, Cahners will not: (i) acquire, develop or operate, alone or in conjunction with any company or entity, other than the Company, an Aggregated E-Commerce Web Site the primary focus of which is directed to the EOEM marketplace, which marketplace consists primarily of the computer, communications, industrial, and consumer electronics manufacturing industries (hereinafter in this Section 5.1 referred to as an "EOEM Aggregated E-Commerce Web Site"), and/or (ii) acquire, maintain, create, develop or generate an interface between e-inSITE and any EOEM Aggregated E-Commerce Web Site other than PartMiner. The foregoing provisions of this Section 5.1 shall not limit Cahners' ability to acquire any company, the operations of which would violate the foregoing provisions; provided that, Cahners shall use commercially reasonable efforts to cease such operations by merger or other consolidation of such operations with PartMiner, sale or discontinuance of such operations as soon as practicable, but in no event later than nine (9) months following such acquisition.

     5.2  Company Restrictions.  During the term of this Agreement, without the
          --------------------
          prior written approval of Cahners, which approval shall not be unreasonably withheld or delayed, the Company will not: (i) create an interface between its web site(s) and any web site serving as an editorial content provider or navigational hub for a network of web sites offering editorial content primarily focusing on the electronics components market, and /or (ii) create any web site serving as an editorial content provider or navigational hub for a network of web sites offering editorial content primarily focusing on the electronic components market or publish any print periodicals covering such subject matter; except for such printed promotional and marketing materials as may be necessary to promote registration or use of PartMiner. Notwithstanding the foregoing, any interface between PartMiner and IHS shall not be considered a breach of this Agreement.

     5.3  Definition of Interface.  For the avoidance of doubt, "interface" does
          -----------------------
          not include (A) advertisements placed by the Company or Cahners on third party web sites which link back to PartMiner (in the case of the Company), or back to a product of Cahners (in the case of Cahners);
          (B) advertisements by a third party on PartMiner or a Cahners web site, provided any links in connection with such advertisements are limited to links included within such advertisements and not elsewhere on the site on which the advertisement appears; (C) hyperlinks contained in editorial content or on-line directories, listings or databases; and nothing in this Agreement shall prevent either party from creating any of the foregoing with any third party.

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     5.4  Other Duties and Responsibilities.  The parties agree to coordinate
          ---------------------------------
          and take all reasonable precautions (consistent with the precautions it ordinarily takes to safeguard its own products) to safeguard the Products from piracy and misuse. Such precautions shall include, without limitation, password protection devices.



6.   Representations and Warranties, Liability Limitation.
     ----------------------------------------------------

     6.1 Each party represents and warrants to the other that it has full power and authority to enter into this Agreement.

     6.2 To its knowledge, the Company represents and warrants that PartMiner does not infringe or misappropriate any third party's rights, including intellectual property rights. Notwithstanding the foregoing, the Company makes no representations or warranties as to the continued availability or accessibility through PartMiner of any third party products or services. The Company will defend, indemnify and hold Cahners, its affiliates and their respective directors, officers, employees and agents harmless from and against, any and all judgments, claims, demands, causes of action, costs and expenses (including reasonable attorney's fees) arising from or related to any claims of third party infringement in connection with PartMiner, except for claims related to the availability or accessibility through PartMiner of any third party products or services.

     6.3 To its knowledge, Cahners represents and warrants that e-inSITE does not infringe or misappropriate any third party's rights, including intellectual property rights. Cahners will defend, indemnify and hold the Company, its affiliates and their respective directors, officers, employees and agents harmless from and against, any and all judgments, claims, demands, causes of action, costs and expenses (including reasonable attorney's fees) arising from or related to any claims of third party infringement related to e-inSITE.

     6.4 THE COMPANY UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, E-INSITE AND THE CAHNERS CONTENT ARE OFFERED "AS IS," WITHOUT WARRANTIES OF ANY KIND, AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, ARE HEREBY DISCLAIMED AND NEGATED, INCLUDING WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE AND MERCHANTABILITY. CAHNERS UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PARTMINER IS OFFERED "AS IS," WITHOUT WARRANTIES OF ANY KIND, AND ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, ARE

9
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          HEREBY DISCLAIMED AND NEGATED, INCLUDING WARRANTIES OF FITNESS FOR A
          PARTICULAR PURPOSE AND MERCHANTABILITY.

     6.5 EXCEPT FOR CLAIMS INVOLVING THIRD PARTIES UNDER SECTION 6.2 OR 6.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR TO ANY THIRD PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL OR LOST PROFIT DAMAGES.

7.   Confidentiality and Intellectual Property Ownership.
     ----------------------------------------------------

     7.1 The parties agree to keep strictly confidential any and all information relating to the other party's products as well as the business and operations (including customer lists, sales and pricing schemes) of the other party hereto disclosed to the other party in connection with the transactions contemplated by this Agreement. The parties agree that all such confidential information shall remain the sole and absolute property of the party disclosing the same. During the term of this Agreement, or any extensions or renewals thereof, the parties shall not use, disclose, disseminate, publish, reproduce or otherwise make available such information to any person, firm, corporation, or other entity, except for the purposes contemplated hereby. Following expiration or earlier termination of this Agreement, neither party shall use, disclose, disseminate, publish, reproduce or otherwise make available such information to any person, firm, corporation or other entity. The terms of this Section 7.1 shall survive the termination of this Agreement. Notwithstanding anything in this Agreement, the confidentiality obligations of this Article 7 are subject to any applicable legal requirements or court or administrative order to which a party may be subject.


     7.2 The foregoing covenant of confidentiality shall not apply to: (i) any information in the public domain prior to the date of this Agreement,
          (ii) any information that enters the public domain subsequent to the date of this Agreement through no fault of the recipient thereof;
          (iii) any information that was in the possession of the recipient prior to the disclosure by the other party hereto without violating the terms of this Agreement; (iv) any information that is obtained from a third person that, to the knowledge of the recipient, had a right to disclose such information; (v) any information the recipient is otherwise permitted to use or disclose under the terms of this Agreement; and (vi) any information independently developed by the recipient without violating the terms of this Agreement.

     7.3 Nothing in this Agreement shall alter the ownership of or intellectual property rights in and to: (i) e-inSITE or the Cahners Content, which shall be and remain the sole and exclusive property of Cahners; or (ii)

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

          PartMiner, which shall be and remain the sole and exclusive property of the Company. All use of the Company's and Cahners' trademarks shall inure to the benefit of the Company and Cahners, respectively. Any use of a party's marks or logos will be subject to the approval of such party, such approval not to be unreasonably withheld or delayed.

     7.4 Each party agrees that it will not use the confidential information of the other party for any purpose other than that authorized by this Agreement, nor disclose or make available the confidential information of the other party to third parties. Each party shall not, nor shall it allow a third party to, decompile, reverse engineer, disassemble, duplicate or otherwise reduce any code or functionality made available to it under this Agreement.

     7.5 The parties agree that the provisions of this Article 7 are necessary and reasonable to protect the Company and Cahners in the conduct of their businesses. Each party acknowledges that damages at law may be an inadequate remedy for the breach of any of the covenants contained in this Article 7 and, accordingly, in addition to any other remedies to which such party would be otherwise entitled, such party shall be entitled to injunctive relief for any breach or threatened breach by the other party of any of the provisions contained herein.

1.   Term and Termination.
-------------------------

     8.1 This Agreement shall commence on the Effective Date, and shall continue for an initial term of three (3) years from the sixtieth day after the Effective Date. Thereafter, this Agreement may be renewed for successive periods of three (3) years (or such lesser or greater term as the parties may agree in advance) upon mutual agreement of the parties.

     8.2 This Agreement may also be terminated by notice in accordance with the following:

          8.2.1 by either party hereto, upon the occurrence of a breach by the other party of the provisions of Section 7.1 hereof;

          8.2.2 by either party hereto, upon the occurrence of a material breach by the other party (other than breaches of Section 7.1 hereof), which breach is not cured within thirty (30) days after receipt of written notice of the breach from the non-breaching party; or

          8.2.3 by either party hereto, in the event the other party ceases to function as a going concern, is adjudged a bankrupt or makes an assignment for the benefit of creditors; or

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

          8.2.4 by either party in the event the other party transfers or assigns, directly or indirectly, by operation of law (e.g., merger, acquisition) or otherwise, all or a substantial portion of its assets, which in the case of Cahners includes the sale of all or substantially all of the assets of e-inSITE, to a competitor of the non-transferring party (including but not limited to, the parties listed on Exhibit F attached hereto); or
                                                  ---------

          8.2.5 by either party in the event the other party undergoes a change in control reasonably unacceptable to the other party. For purposes of this Agreement, a "change in control" shall mean a merger or consolidation in which the applicable party is not the surviving entity, or a sale of fifty percent (50%) or more of the assets or capital stock of either party.

8.3 Upon termination of this Agreement for any reason, each party shall disable and destroy all custom interfaces and links with the other party's product, and shall immediately return any and all property of the other party. Notwithstanding the foregoing, the parties shall have 180 days from the date notice of termination is received by the non-terminating party to remove any links between PartMiner and e-inSITE.

9.   Miscellaneous.
     -------------

     9.1 Each of the parties hereto agrees to execute instruments and take such further actions, if any, as may be reasonably requested by the other party in order to assure such requesting party of the rights and benefits intended by this Agreement, it being understood that the expense of any such action shall be borne by the party requesting the same.

     9.2 The relationship between the Company and Cahners established by this Agreement is solely that of independent contractors. Neither party is in any way the partner or agent of the other, nor is either party authorized or empowered to create or assume any obligation of any kind, implied or express, on behalf of any other party, without the express prior written consent of such party. The relationship created by this Agreement is not intended by the parties to constitute the granting of a franchise to one party by the other, and no federal or state law, regulation or rule relating to franchise is intended to be applicable to such relationship or this Agreement.

     9.3 This Agreement is the entire agreement between the parties hereto with respect to the subject matter hereof, and shall supersede any and all prior written or oral promises or representations. No amendments or modifications of the terms of this Agreement shall be binding upon a party unless in writing signed by both parties.

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

     9.4 Neither the waiver by a party hereto of any breach of or default under any of the provisions of this Agreement, nor the failure of a party to enforce any of the provisions of this Agreement or to exercise any rights hereunder, shall be construed as a waiver of any subsequent breach, or as a waiver of any such rights or provisions hereunder.

     9.5 If any part of this Agreement shall be held to be invalid or unenforceable under applicable law, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of this Agreement.

     9.6 This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Each party irrevocably consents that any legal action or proceeding against it under, arising out of, or in any matter relating to this Agreement may only be brought in the federal and state courts in New York County, State of New York. Each of the parties hereto, by execution and delivery hereof, expressly and irrevocably assents and submits to the personal jurisdiction of any of such courts in any action or proceeding.

     9.7 Neither party may assign or transfer this Agreement in whole or in part without the prior written consent of the other party; provided,
                                                                     --------
          however, that either party may assign this Agreement to any purchaser
          -------
          of all of the stock or assets of the assigning party without the consent of the non-assigning party, which in the case of Cahners includes the sale of all or substantially all of the assets of e-inSITE; provided, that, (i) such purchaser is not, in the non-assigning party's sole judgment, a competitor of the non-assigning party, and (ii) such purchaser agrees to be bound by the terms of this Agreement.

     9.8 The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.9 Any notices or other communications required or permitted hereunder must be in writing and shall be deemed given (a) on the third business day after mailing, if given by certified mail, return receipt requested, postage prepaid, (b) when sent if given by facsimile with confirmation, or (c) when personally delivered, addressed as follows, or to such other address as any party shall designate by notice duly given hereunder:

          If to the Company to:  PartMiner, Inc.
                    432 Park Avenue South
                    New York, New York  10016
                         Attn:   General Counsel
                    Facsimile No.: 212-592-5859

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

          With a copy to:  Gould & Wilkie LLP
               One Chase Manhattan Plaza
               58th Floor
               New York, New York 10005
               Attn:  George J. Walsh, Esq.
               Facsimile No.:  212-809-6890

            -and-

          If to Cahners to:  Cahners Business Information
               275 Washington Street
               Newton, Massachusetts 02458
                         Attn: Chief Executive Officer and
                               Chief Legal Counsel
               Facsimile No.:  (617) 558-4622

          With a copy to:  Cahners Business Information
               1350 East Touhy Avenue
               Des Plaines, Illinois 60018
               Attn:  Brian Nairn
               Facsimile No.:  (847) 390-2200


     9.10 Any prevention of or delay in either party's performance hereunder due to labor disputes, acts of God, governmental restrictions, enemy or hostile governmental action, fire or other casualty or other causes beyond such party's control shall excuse such party's performance of its obligations hereunder for a period equal to the duration of any such prevention or delay. The foregoing provision shall not apply to and shall not justify a delay in making a required financial payment to the other party. Notwithstanding anything in this Agreement, any prevention of or delay in a party's performance hereunder which continues for ninety (90) days or more, regardless of the reason, shall entitle the other party to terminate this agreement without liability to the non-performing party, except for obligations to make payments under this Agreement which arose prior to the date of termination.

     9.11 The terms, covenants and provisions of this Agreement are binding on and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     9.12 This Agreement may be executed in counterparts each of which shall be deemed an original and all of which shall constitute one and the same agreement.

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

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the Effective Date.

Cahners Business Information,           PartMiner, Inc.
a division of Reed Elsevier Inc.

     /s/ Brian Nairn                     /s/ Daniel Nissanoff
By:  ___________________________    By:  _____________________________________

       Brian Nairn                         Daniel Nissanoff
Name:___________________________    Name:  ___________________________________

       Chief Operating Officer             President & Chief Executive Officer
Title:__________________________    Title: ___________________________________

       September 10, 1999                  September 10, 1999
Date: __________________________    Date:  ___________________________________

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